UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 21, 2010 (October 20, 2010)

CHINA GREEN ENERGY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53547	26-1548693
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

Jingsu Wujing Lijia Industrial Park
Lijia Town
Wujin District, Changzhou City
Jiangsu Province 213176
People’s Republic of China
(Address of principal executive offices)

+ (86) 519-86230102
(Registrant’s telephone number, including area code)

TRADEON INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01	Changes in Control of Registrant.

On April 24, 2010, Marsel Gilyazov, the sole director of Best Green Investments Limited (“Best Green”), entered into an option agreement (the “Option Agreement”) with the Chairman and CEO of China Green Energy Industries, Inc. (the “Company”), Mr. Jianliang Shi and his wife Xueqin Wang. Best Green is the indirect beneficial owner of 20,734,531 shares, or 88.1% of the Company’s issued and outstanding common stock. Pursuant to the Option Agreement, Mr. Shi and Ms. Wang were granted options to purchase 51% and 49% equity interest of Best Green for an aggregate price of $1,000.

On October 20, 2010, Mr. Shi and Ms. Wang exercised their options to purchase the equity interest of Best Green. As a result, Mr. Shi and Ms. Wang own an aggregate of 20,734,531 shares, or 88.1% of the total outstanding shares of the Company’s capital stock and 88.1% total voting power of all of the Company’s outstanding voting securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2010

CHINA GREEN ENERGY INDUSTRIES, INC.

By: /s/ Jianliang Shi
       Jianliang Shi
       Chief Executive Officer